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                                                                     EXHIBIT 3.2

                                                                     [ILLEGIBLE]

                                   AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                      WESTERN ACQUISITION CONSULTANTS, INC.

JAMES ROTHMAN AND MICHAEL ATLAS certify:

         1. That they are the president and the secretary, respectively, of WESTERN ACQUISITION CONSULTANTS, INC., a California corporation.

         2. That the meeting of the Board of Directors of said corporation was duly held at 1880 Century Park East, Suite 404, Los Angeles, California on the 19th day of January, 1973. The resolutions which were adopted are as follows:

         "RESOLVED: that Article FIRST of the Articles of Incorporation be amended to read as follows:

                  The name of the corporation is Dimension [ILLEGIBLE] Management Services. Inc."

          "FURTHER RESOLVED: that Article SECOND of the Articles of Incorporation be amended to read as follows:

                  The corporation's purposes are:

                  (a) primarily to engage in the specific business of consulting with regard to and/or designing communications and/or data flow systems.

                  (b) generally, to study, devise, design, install, evaluate, analyze and/or consult with regard to matters associated with general communications and/or the processing and communication of data."

         3. That the shareholders have adopted said amendments by resolution at a meeting held at 1880 Century Park East, Suite 404, Los Angeles, California on the 19th day of

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January, 1973. That the wording of the amended [ILLEGIBLE] as set forth in the shareholders' resolution, in the same as that set forth in the directors' resolution in Paragraph 2 above.

         4. That the number of shares which votes affirmatively for the adoption of said resolutions are 1,000, and that the total number of shares entitled to vote on or consent to said amendment is 1,000.

                                                /s/ JAMES ROTHMAN
                                                --------------------------------
                                                JAMES ROTHMAN, President

                                                /s/ MICHAEL ATLAS
                                                --------------------------------
                                                MICHAEL ATLAS, Secretary

         Each of the undersigned declares under penalty that the matters set forth in the foregoing Certificate are true and correct.

         Executed at Los Angeles, California, on January 19, 1973.

                                                /s/ JAMES ROTHMAN
                                                --------------------------------
                                                JAMES ROTHMAN, President

                                                /s/ MICHAEL ATLAS
                                                --------------------------------
                                                MICHAEL ATLAS, Secretary

STATE OF CALIFORNIA             )ss.
COUNTY OF LOS ANGELES           )

On January 19, 1973 before me, the undersigned, a Notary Public in and for said County and State, personally appeared JAMES ROTHMAN and MICHAEL ATLAS, known to me to be the persons whose names is subscribed to the within Instrument and acknowledged that they executed the same.

[ILLEGIBLE]                                                          [ILLEGIBLE]

                                      -2-

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STATE OF CALIFORNIA             )
                                )ss.
COUNTY OF LOS ANGELES           )

On 10 March 1972, before me, the undersigned, a Notary Public in and for said State, personally appeared Howard Bierman known to me to be the person whose name is subscribed to the within Instrument and acknowledged that he executed the same.

WITNESS my hand and official seal. /s/ Ladean Lore
                                   ---------------
                                       Ladean Lore

                                                                [OFFICIAL STAMP]